Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-49592, 333-60498 and 333-115138 on Form S-8, of our reports dated March 4, 2011, relating to the consolidated financial statements of Bank Mutual Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.
/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
March 4, 2011